                                                                   Exhibit 10.42


                  NETWORK OPERATING CENTER SERVICES AGREEMENT


THIS AGREEMENT Dated For Reference the _____ day of April, 2000

BETWEEN:

           360NETWORKS INC.

           ("360")

AND:

           WORLDWIDE FIBER NETWORKS SERVICES LTD.

           ("Services")

AND:

           WFI URBANLINK LTD.

           ("Urbanlink")

WHEREAS:

A. Urbanlink has agreed to provide network operating center services to Services on the terms and subject to the conditions specified in this Agreement.

IN CONSIDERATION of the mutual agreements in this Agreement and subject to the terms and conditions specified in this Agreement, the parties agree as follows:

                                   ARTICLE 1
                                  DEFINITIONS

1.1   DEFINITIONS

In this Agreement, including the recitals and the schedules, the following words and expressions have the following meanings unless the context otherwise requires:

"Affiliate" of any Person means any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, and for the purposes of this definition "control" (including correlative meanings of the terms "controlled by" and "under common control with") means the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of shares or by contract or otherwise.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity or a foreign state or political subdivision thereof or any agency of such state or subdivision.

"Services Confidential Information" has the meaning provided in Section 5.1.

"Subsidiary" has the meaning provided in the CANADA BUSINESS CORPORATIONS ACT in effect on the date hereof.

"Urbanlink Confidential Information" has the meaning provided in Section 5.3.

"NOC Services" has the meaning provided in Section 2.1.

                                   ARTICLE 2
                                    SERVICES

2.1   THE SERVICES

Services hereby retains Urbanlink to provide network operating center services including, without limitation, the monitoring, alarm and surveillance functions, relating to all networks of Services and of 360 and its Subsidiaries in Canada and relating to such other networks of 360 Subsidiaries as 360 may request from time to time (the "NOC Services") by notice in writing to Urbanlink, Urbanlink agrees to provide the NOC Services to Services. The NOC Services shall be provided in accordance with the terms and conditions contained in this Agreement.

2.2   STANDARDS

Urbanlink shall provide the NOC Services in accordance with telecommunications industry standards for such services and in accordance with such policies and procedures, and to such standards, as may be specified from time to time by notice in writing from Services to Urbanlink. The NOC Services provided by Urbanlink shall be coordinated with the similar functions performed by other network operating centers operated by 360 Subsidiaries in other countries.

2.3   PROJECT DIRECTORS

Each of Urbanlink and Services will appoint a Project Director whose duties will be to act as the liaison between Urbanlink and Services.

2.4   SERVICES' ASSISTANCE

Services will provide to Urbanlink full, good faith co-operation to assist Urbanlink in providing the NOC Services. In particular, and without limiting the generality of the foregoing, Services will:

      (a) supply free of charge all pertinent data and information and give such assistance as may reasonably be requested by Urbanlink to provide the NOC Services and in particular to provide Urbanlink with such specific and detailed information regarding Services' systems, procedures and equipment as Urbanlink may reasonably request; and

      (b) make available to Urbanlink such employees of Services as Urbanlink may reasonably request.

                                   ARTICLE 3
                                  COMPENSATION

3.1   FEES

In consideration of Urbanlink providing the NOC Services, Services will pay to Urbanlink fees for the NOC Services in an amount equal to Urbanlink's operating costs of providing such services, plus a margin as agreed to between Services and Urbanlink.

3.2   INTEREST

Unless otherwise agreed between Urbanlink and Services, Urbanlink will invoice Services for such fees and expenses monthly in arrears. All such invoices will be payable by Services within 30 days of the date of each such invoice. If payment is not made when due, Services will pay to Urbanlink interest on the balance unpaid at a rate of 1.5% per month, compounded monthly (equivalent to 19.56% per annum) until paid.

3.3   TAXES

The amounts specified in this Agreement are exclusive of any federal or provincial tariffs, duties, sales, use or goods and services taxes or duties, all of which will be paid by Services.

                                   ARTICLE 4
                     WARRANTIES AND LIMITATION OF LIABILITY

4.1   WARRANTY

Urbanlink will perform the NOC Services to the same reasonable standards of professional skill and competence applicable to generally recognized providers of similar services.

4.2   OTHER WARRANTIES EXCLUDED

THE FOREGOING WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES OR CONDITIONS. URBANLINK MAKES NO OTHER WARRANTY OR CONDITION, EXPRESS OR IMPLIED, AND THERE ARE EXPRESSLY EXCLUDED ALL IMPLIED OR STATUTORY WARRANTIES OR CONDITIONS OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR TITLE OR NONINFRINGEMENT AND THOSE ARISING BY STATUTE OR OTHERWISE IN LAW OR FROM A COURSE OF DEALING OR USAGE OF TRADE. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE NOC SERVICES.

4.3   NO CONSEQUENTIAL DAMAGES

IN NO EVENT WHATSOEVER SHALL URBANLINK BE LIABLE FOR INDIRECT, CONSEQUENTIAL, EXEMPLARY, INCIDENTAL, SPECIAL, INDIRECT OR OTHER SIMILAR DAMAGES INCLUDING BUT NOT LIMITED TO LOST PROFITS, LOST BUSINESS REVENUE, FAILURE TO REALIZE EXPECTED SAVINGS, OTHER

COMMERCIAL OR ECONOMIC LOSS OF ANY KIND OR ANY CLAIM AGAINST SERVICES BY ANY PARTY ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THE NOC SERVICES EVEN IF URBANLINK HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

LIMITATION OF LIABILITY BENEFITS EMPLOYEES

Every exemption from liability, limitation and condition contained in this Agreement for the benefit of Urbanlink and every defence and immunity of whatsoever nature applicable to Urbanlink or to which Urbanlink is entitled under this Agreement will also be available and will extend to protect every director, officer, employee, agent or independent contractor from time to time of Urbanlink and, for the purpose of all such provisions and this section, Urbanlink is and will be deemed to be acting as agent and trustee on behalf of and for the benefit of all such subsidiaries, affiliates, employees, agents and independent contractors.

                                   ARTICLE 5
                                CONFIDENTIALITY

5.1   SERVICES CONFIDENTIAL INFORMATION

During the course of its relationship with Urbanlink, Services or its subsidiaries or affiliates or their employees or agents may disclose certain proprietary or confidential information to Urbanlink or its subsidiaries or affiliates or their employees or agents. The proprietary or confidential information may be oral or written, may be of a technical or commercial nature, may take the form of plans, drawings, processes, formulae, schedules, reports, projections, analyses, programs, prints, recordings, lists or other compilations of information, and may relate to Services, its suppliers, employees, stockholders or customers. All of such proprietary information and confidential information is herein collectively called the "Services Confidential Information".

5.2   CONFIDENTIALITY OF SERVICES CONFIDENTIAL INFORMATION

All Services Confidential Information obtained by Urbanlink will be considered confidential and will not be disclosed by Urbanlink to any person without the prior written consent of Services. Urbanlink will use the Services Confidential Information only for the purposes contemplated by this Agreement. Urbanlink will not obtain any interest in any Services Confidential Information by reason of this Agreement or by reason of the disclosure of such Services Confidential Information pursuant to this Agreement. Urbanlink will take the steps reasonably necessary to protect the confidentiality of the Services Confidential Information. Urbanlink will provide at least the same level of protection that it provides for its own proprietary information. Any copies of the Services Confidential Information which are made by Urbanlink will include all copyright notices and any other propriety notices contained in such Services Confidential Information, and will display such notices not less prominently than such notices are displayed in such Services Confidential Information.

5.3   URBANLINK CONFIDENTIAL INFORMATION

During the course of its relationship with Services, Urbanlink or its subsidiaries or affiliates or their employees or agents may disclose certain proprietary or confidential information to the Services or its subsidiaries or affiliates or their employees or agents. The proprietary or confidential information may be oral or written, may be of a technical or commercial nature, may take the form of programs, design documentation, manuals, plans, drawings, processes, formulae, schedules, reports, projections, analyses, programs, prints, recordings, lists or other compilations of information, and may relate to the Urbanlink, its suppliers, employees, stockholders or customers. All of such proprietary information and confidential information is herein collectively called the "Urbanlink Confidential Information".

5.4   CONFIDENTIALITY OF URBANLINK CONFIDENTIAL INFORMATION

All Urbanlink Confidential Information obtained by Services will be considered confidential and will not be disclosed by Services to any person without the prior written consent of Urbanlink. Services will use the Urbanlink Confidential Information only for the purposes contemplated by this Agreement. Services will not obtain any interest in any Urbanlink Confidential Information by reason of this Agreement or by reason of the disclosure of such Urbanlink Confidential Information pursuant to this Agreement. Services will take the steps reasonably necessary to protect the confidentiality of the Urbanlink Confidential Information. Services will provide at least the same level of protection that it provides for its own propriety information. Any copies of the Urbanlink Confidential Information which are made by Services will include all copyright notices and any other propriety notices contained in such Urbanlink Confidential Information, and will display such notices not less prominently than such notices are displayed in such Urbanlink Confidential Information.

5.5   EXCEPTIONS

The foregoing restrictions do not apply to:

      (a) information which at the time of disclosure was in the public domain as evidenced by a printed publication or otherwise;

      (b) information which after disclosure becomes part of the public domain by publication or otherwise, other than by an action in breach of this Agreement;

      (c) information which was in the possession of a party at the time of disclosure by the other party and was not acquired, directly or indirectly, from the other party;

      (d) information which the disclosing party rightfully receives from an independent third party who did not receive such information, directly or indirectly, from the other party with limitation or restriction on its use;

      (e) information which is independently developed by employees or agents of a party who had not had access to the other party's confidential information;

      (f) any information which is required to be disclosed pursuant to the timely disclosure requirements imposed by law or by stock exchange policies applicable to the receiving party and, in such cases, only where the other party has been given a reasonable opportunity to review such proposed disclosure and the other party has maintained confidentiality to the greatest extent permissible under such laws and policies; or

      (g) such information as a party may be required to disclose by order of a court, administrative agency or other governmental body with jurisdiction over such party, provided that such party first provides to the other party prompt notice of such required disclosure and takes such steps as may be reasonable in the circumstances to allow the other party to seek a protective order with respect to the confidentiality of the information required to be disclosed.

                                   ARTICLE 6
                              TERM AND TERMINATION

6.1   TERM

The term of this Agreement will commence on the date hereof, and will continue until April 30, 2005.

6.2   TERMINATION FOR DEFAULT

Without limiting the remedies otherwise available under this Agreement or at law, either Services or Urbanlink (referred to in this section as the "Terminating Party") may terminate this Agreement by notice in writing to the other (the "Defaulting Party") on the occurrence of any one or more of the following events:

      (a) if the Defaulting Party is in breach of any material term of this Agreement and such breach is not cured within 30 days of the Defaulting Party receiving written notice from the Terminating Party specifying the breach in reasonable detail, or within such longer period of time as may be reasonably necessary to cure such breach provided that the Defaulting Party is acting in good faith and with all reasonable diligence to cure such breach;

      (b) if the Defaulting Party makes an assignment for the benefit of its creditors, is declared bankrupt, or otherwise takes advantage of provisions for relief under the Bankruptcy and Insolvency Act, the Companies Creditors Arrangement Act or similar legislation in any jurisdiction, or makes an authorized assignment, or makes a proposal under the Bankruptcy and Insolvency Act or initiates proceedings under similar legislation in any jurisdiction;

      (c) if a receiver, receiver and manager or receiver-manager of all or any part of the assets of the Defaulting Party is appointed and such receiver, receiver and manager or receiver-manager is not discharged within 30 days of such appointment;

      (d) if an order is made or an effective resolution is passed for the winding-up or liquidation of the Defaulting Party; or

      (e)   if the Defaulting Party ceases to carry on its business.

6.3   SURVIVAL OF TERMS

Articles 4 and 5 and such other provisions as may reasonably be expected to remain in force will survive the expiration or termination of this Agreement and will remain in full force and effect following such expiration or termination. The expiration or termination of this Agreement will not affect the rights of any party to make a claim for damages arising from a breach of any provision of this Agreement which occurred prior to such expiration or termination.

                                   ARTICLE 7
                                    GENERAL

7.1   GOVERNING LAW AND ATTORNMENT

This Agreement will be governed by and construed in accordance with the substantive laws of British Columbia and the federal laws of Canada applicable in British Columbia, without regard to the conflict of law rules of British Columbia. The parties irrevocably submit to and accept generally and unconditionally the exclusive jurisdiction of the courts and appellate courts of British Columbia with respect to any legal action or proceeding which may be brought at any time relating in any way to this Agreement. Each of the parties irrevocably waives any objection it may now or in the future have to the venue of any such action or proceeding, and any claim it may now or in the future have that any such action or proceeding has been brought in an inconvenient forum.

7.2   TIME OF THE ESSENCE OF THE AGREEMENT

Unless otherwise specifically provided in this Agreement, time will be of the essence of this Agreement and of the transactions contemplated by this Agreement.

7.3   REMEDIES NOT EXCLUSIVE

The remedies provided to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which any of the parties is entitled to seek at law, in equity or by statute.

7.4   NOTICES

Any notice, direction, request or other communication required or contemplated by any provision of this Agreement will be given in writing and will be given by delivering or faxing or emailing the same to the parties as follows:

      (a)   To 360 at:

            Suite 1510, 1066 West Hastings Street
            Vancouver, B.C.  V6E 3X1

            Attention:      Catherine McEachern
            Fax No.:        (604) 681-0994
            Email:          catherine.meachern@wwfiber.com

      (b)   To Services at:

            Suite 1510, 1066 West Hastings Street
            Vancouver, B.C.  V6E 3X1

            Attention:      Catherine McEachern
            Fax No.:        (604) 681-0994
            Email:          catherine.meachern@wwfiber.com

      (c)   To Urbanlink at:

            Suite 1000, 1066 West Hastings Street
            Vancouver, B.C.  V6E 3X1

            Attention:      Bill Ramsey
            Fax No.:        (604) 681-5372
            Email:          bill.ramsey@wwfiber.com

Any such notice, direction, request or other communication will be deemed to have been given or made on the date on which it was delivered or, in the case of fax or email, on the next business day after receipt of transmission. Any party may change its fax number or address for service or email address from time to time by written notice in accordance with this section.

7.5   ASSIGNMENT

      (a) This Agreement is not assignable by Urbanlink in whole or in part without the prior written consent of 360, such consent not to be unreasonably delayed. This Agreement is not assignable by 360 or Services without the prior written consent of Urbanlink, such consent not to be unreasonably delayed. Any attempt by any party to assign any of the rights or to delegate any of the duties or obligations of this Agreement without such prior written consent is void.

      (b) Notwithstanding the foregoing, the interests of any party may be assigned by such party to an Affiliate, provided that such Affiliate delivers to the other parties a written undertaking to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor is bound and provided further that the assignor will continue to be bound by all the obligations hereunder as if such assignment had not occurred and shall perform such obligations to the extent that such Affiliate fails to do so.

      (c) Notwithstanding the foregoing, the interests of a party under this Agreement (including, without limitation, in the case of Urbanlink, the right to receive any and all amounts payable to Urbanlink under this Agreement) may be assigned by such party by way of collateral security to a lender without the consent of the other parties, provided however that any such lender agrees in writing that:

            (i) the rights and interest of the lender are subject to the rights and interests of the parties other than the assignor under this Agreement;

            (ii) prior to realizing on such collateral security it will provide notice to the other parties giving them the opportunity to cure the default; and

            (iii) should such security be realized with the result that the title or interest of the assignor, as the case may be, is vested in an assignee, acquirer or other successor in title or interest (including the lender if such is the case) ("Successor"), then the lender will cause such Successor to enter into a written agreement with the other parties to be bound by the provisions of this Agreement in all respects and to the same extent as the assignor was bound and this from the date the title or interest is transferred and provided further that the assignor will continue to be bound by all the obligations under this Agreement as if such transfer of title or interest had not occurred and will perform such obligations to the extent that the Successor fails to do so.

7.6   FORCE MAJEURE

The failure or delay of any party to this Agreement to perform any obligation under this Agreement solely by reason of acts of God, acts of civil or military authority, civil disturbance, war, strikes or other labour disputes or disturbances, fire, transportation contingencies, shortage of facilities, fuel, energy, labour or materials, or laws, regulations, acts or orders of any governmental agency or official, other catastrophes, or any other circumstance beyond its reasonable control ("Force Majeure") will be deemed not to be a breach of this Agreement so long as the party so prevented from complying with this Agreement has not contributed to such Force Majeure, has used reasonable efforts to avoid such Force Majeure or to ameliorate its effects, and continues to take all actions within its power to comply as fully as possible with the terms of this Agreement. In the event of any such Force Majeure, performance of the obligations will be deferred until the Force Majeure ceases. This section will not apply to excuse a failure to make any payment when due.

7.7   COUNTERPARTS

This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All of these counterparts will for all purposes constitute one agreement, binding on the parties, notwithstanding that all parties are not signatories to the same counterpart. A fax transcribed copy or photocopy of this Agreement executed by a party in counterpart or otherwise will constitute a properly executed, delivered and binding agreement or counterpart of the executing party.

7.8   WAIVER

No failure or delay on the part of any party in exercising any power or right under this Agreement will operate as a waiver of such power or right. No single or partial exercise of any right or power under this Agreement will preclude any further or other exercise of such right or power. No modification or waiver of any provision of this Agreement and no consent to any departure by any party from any provision of this Agreement will be effective until the same is in writing. Any such waiver or consent will be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any party in any circumstances will entitle such party to any other or further notice or demand in similar or other circumstances.

7.9   FURTHER ASSURANCES

Each of the parties will promptly execute and deliver to the other at the cost of the other such further documents and assurances and take such further actions as the other may from time to time request in order to more effectively carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies intended to be created in favour of the other.

7.10  ENTIRE AGREEMENT

This Agreement and any documents and agreements to be delivered pursuant to this Agreement supersede all previous invitations, proposals, letters, correspondence, negotiations, promises, agreements, covenants, conditions, representations and warranties with respect to the subject matter of this Agreement. There is no representation, warranty, collateral term or condition or collateral agreement affecting this Agreement, other than as expressed in writing in this Agreement. No trade terms or trade usages are to be incorporated by reference implicitly or otherwise into this Agreement, unless expressly referred to in this Agreement.

7.11  AMENDMENTS

No change or modification of this Agreement will be valid unless it is in writing and signed by each party to this Agreement.

7.12  INVALIDITY OF PARTICULAR PROVISION

If any provision of this Agreement or any part of any provision (in this section called the "Offending Provision") is declared or becomes unenforceable, invalid or illegal for any reason whatsoever including, without limiting the generality of the foregoing, a decision by any competent courts, legislation, statutes, bylaws or regulations or any other requirements having the force of law, then the remainder of this Agreement will remain in full force and effect as if this Agreement had been executed without the Offending Provision.

7.13  CURRENCY

Unless otherwise specified all sums of money expressed in this Agreement are in the lawful money of Canada.

7.14  NUMBER AND GENDER

Unless the context of this Agreement otherwise requires, to the extent necessary so that each clause will be given the most reasonable interpretation, the singular number will include the plural and vice versa, the verb will be construed as agreeing with the word so substituted, words importing the masculine gender will include the feminine and neuter genders, words importing persons will include firms and corporations and words importing firms and corporations will include individuals.

7.15  HEADINGS AND CAPTIONS

The headings and captions of sections and paragraphs contained in this Agreement are all inserted for convenience of reference only and are not to be considered when interpreting this Agreement.

7.16  ACKNOWLEDGEMENT OF RECEIPT

Each of the parties acknowledges receiving an executed copy of this Agreement.

7.17  ENUREMENT

Subject to the restrictions on transfer contained in this Agreement, this Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and assigns.



                     [THE NEXT PAGE IS THE EXECUTION PAGE.]

IN WITNESS WHEREOF the parties have executed this Agreement as of the date stated on the first page.

360NETWORKS INC.                            WORLDWIDE FIBER NETWORKS
                                            SERVICES LTD.

Per:                                        Per:

------------------------------------        ------------------------------------
Signature                                                     Signature



WFI URBANLINK LTD.

Per:

------------------------------------
Signature